Exhibit 99.1

Victory Capital Reports Acquisition of USAA Asset Management Company

On Track to Close on Time, and Announces Termination of Agreement to

Acquire Harvest Volatility Management, LLC

Cleveland, Ohio, April 22, 2019 — Victory Capital Holdings, Inc. (NASDAQ: VCTR) (“Victory Capital” or the “Company”) today reported that its planned acquisition of USAA Asset Management Company, which includes USAA’s Mutual Fund and ETF businesses and its 529 College Savings Plan, is on target and expected to close effective July 1, 2019. USAA Asset Management Company had assets under management (AUM) of $70 billion as of March 31, 2019. The transaction also includes $10 billion in AUM that is invested in USAA Mutual Funds through the managed money product offered by USAA’s brokerage business — for a total of $80 billion of AUM, as of March 31, 2019, to be acquired.

“The acquisition of USAA Asset Management Company will meaningfully diversify our asset mix and investment capabilities and transform our business in terms of size and scale. It will also significantly expand our distribution platform to include a direct channel for USAA members,” said David Brown, Chairman and Chief Executive Officer of Victory Capital. “This is a tremendous opportunity for us, and we are extremely excited to welcome this business onto our platform.”

The Company also reported that its USAA Asset Management Company integration plans are progressing well, and it is currently on target to accomplish the $100 million synergy goal for the acquisition within the previously communicated timeframes.

Separately, in light of recent adverse market conditions affecting Harvest Volatility Management’s (“Harvest”) largest investment strategy, Victory Capital and Harvest have mutually agreed to terminate their previously announced agreement for Victory Capital to acquire Harvest. As a result of these conditions, it became unlikely that the acquisition could be completed in accordance with its terms on the timetable specified in the Harvest agreement.  Victory Capital and Harvest continue to have great respect for each other’s businesses, principals and employees.  Neither Victory Capital nor Harvest will be responsible for any termination fee to the other party as a result of the termination.

Victory Capital continues to have fully committed debt financing for the USAA Asset Management Company acquisition. The Company plans to raise less debt than originally planned due to the termination of the Harvest agreement. Pro-forma Net Debt / EBITDA ratio at the close of the USAA Asset Management Company transaction is expected to be approximately 2.9x.

The acquisition of USAA Asset Management Company is subject to regulatory and other customary approvals, conditions and consents, including approval by USAA mutual fund and ETF shareholders.

About Victory Capital

Victory Capital is a global investment management firm operating a next-generation, integrated multi-boutique business model with $58.1 billion in assets under management as of March 31, 2019.

Victory Capital’s differentiated model is comprised of nine Investment Franchises, each with an independent culture and investment approach. Additionally, the Company offers a rules-based Solutions Platform, featuring the VictoryShares ETF brand, as well as custom and multi-asset class solutions. The Company’s Investment Franchises and Solutions Platform are supported by a centralized distribution, marketing and operational environment, in which the investment professionals can focus on the pursuit of investment excellence.

Victory Capital provides institutions, financial advisors and retirement platforms with a variety of asset classes and investment vehicles, including separately managed accounts, collective trusts, mutual funds, ETFs, UCITs and UMA/SMA vehicles.

For more information, please visit www.vcm.com. Go to www.victorysharesliterature.com for ETF prospectuses or www.victoryfundliterature.com for mutual fund prospectuses.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may include, without limitation, any statements preceded by, followed by or including words such as “target,” “believe,” “expect,” “aim,” “intend,” “may,” “anticipate,” “assume,” “budget,” “continue,” “estimate,” “future,” “objective,” “outlook,” “plan,” “potential,” “predict,” “project,” “will,” “can have,” “likely,” “should,” “would,” “could” and other words and terms of similar meaning or the negative thereof. Such forward-looking statements involve known and unknown risks, uncertainties and other important factors beyond Victory Capital’s control, as discussed in Victory Capital’s filings with the SEC, that could cause Victory Capital’s actual results, performance or achievements to be materially different from the expected results, performance or achievements expressed or implied by such forward-looking statements.

Although it is not possible to identify all such risks and factors, they include, among others, the following: reductions in AUM based on investment performance, client withdrawals, difficult market conditions and other factors; the nature of the Company’s contracts and investment advisory agreements; the Company’s ability to maintain historical returns and sustain its historical growth; the Company’s dependence on third parties to market its strategies and provide products or services for the operation of its business; the Company’s ability to retain key investment professionals or members of its senior management team; the Company’s reliance on the technology systems supporting its operations; the Company’s ability to successfully acquire and integrate new companies; the concentration of the Company’s investments in long-only small- and mid-cap equity and U.S. clients; risks and uncertainties associated with non-U.S. investments; the Company’s efforts to establish and develop new teams and strategies; the ability of the Company’s investment teams to identify appropriate investment opportunities; the Company’s ability to limit employee misconduct; the Company’s ability to meet the guidelines set by its clients; the Company’s exposure to potential litigation (including administrative or tax proceedings) or regulatory actions; the Company’s ability to implement effective information and cyber security policies, procedures and capabilities; the Company’s substantial indebtedness; the potential impairment of the Company’s goodwill and intangible assets; disruption to the operations of third parties whose functions are integral to the Company’s ETF platform; the Company’s determination that Victory Capital is not required to register as an “investment company” under the 1940 Act; the fluctuation of the Company’s expenses; the Company’s ability to respond to recent trends in the investment management industry; the level of regulation on investment management firms and the Company’s ability to respond to regulatory developments; the competitiveness of the investment management industry; the dual class structure of the Company’s common stock; the level of control over the Company retained by Crestview GP; the

Company’s status as an emerging growth company and a controlled company; and other risks and factors listed under “Risk Factors” and elsewhere in the Company’s filings with the SEC.

Such forward-looking statements are based on numerous assumptions regarding Victory Capital’s present and future business strategies and the environment in which it will operate in the future. Any forward-looking statement made in this press release speaks only as of the date hereof. Except as required by law, Victory Capital assumes no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in the forward-looking statements, even if new information becomes available in the future.

Contacts:

Investors:

Matthew Dennis, CFA

Director, Investor Relations

216-898-2412

mdennis@vcm.com

Media:

Tricia Ross

310-622-8226

tross@finprofiles.com

Victory Capital is not acquiring the USAA brokerage business.

Victory Funds are distributed by Victory Capital Advisers, Inc. (VCA). VictoryShares ETFs are distributed by Foreside Fund Services, LLC. Victory Capital Management Inc. (VCM) is the adviser to VictoryShares ETFs and Victory Funds. VCM and VCA are affiliated. They are not affiliated with Foreside Fund Services, LLC.